Calculation of Filing Fee Tables
S-3
Trevi Therapeutics, Inc.
Table 1: Newly Registered and Carry Forward Securities	☐Not Applicable
		Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to be Paid	1	Debt	Debt Securities	457(r)				0.0001381
Fees to be Paid	2	Equity	Common Stock, $0.001 par value per share	457(r)				0.0001381
Fees to be Paid	3	Equity	Preferred Stock, $0.001 par value per share	457(r)				0.0001381
Fees to be Paid	4	Other	Units	457(r)				0.0001381
Fees to be Paid	5	Other	Warrants	457(r)				0.0001381
Fees to be Paid		Equity	Common Stock, $0.001 par value per share	457(o)	200,000,000		$ 200,000,000.00	0.0001381	$ 27,620.00
Fees Previously Paid
Carry Forward Securities
Carry Forward Securities
			Total Offering Amounts:				$ 200,000,000.00		$ 27,620.00
			Total Fees Previously Paid:						$ 0.00
			Total Fee Offsets:						$ 2,243.56
			Net Fee Due:						$ 25,376.44
Offering Note
[1]	Pursuant to Instruction 2.A(iii)(c) of Item 16(b) of Form S-3, this information is not required to be included. An indeterminate aggregate initial offering price or number or amount of the securities of each identified class is being registered as may from time to time be offered under this registration statement at indeterminate prices, along with an indeterminate number or amount of securities that may be issued upon exercise, settlement, exchange or conversion of securities offered or sold under this registration statement. Pursuant to Rule 416 under the Securities Act of 1933, as amended (the "Securities Act"), this registration statement also covers any additional securities that may be offered or issued in connection with any stock split, stock dividend or pursuant to anti-dilution provisions of any of the securities. Separate consideration may or may not be received for securities that are issuable upon conversion, exercise or exchange of other securities. In accordance with Rules 456(b) and 457(r) under the Securities Act, the registrant is deferring payment of all registration fees other than the registration fee due in connection with $200,000,000 of shares of common stock that may be issued and sold from time to time under the sales agreement prospectus included in this registration statement. Any subsequent registration fees will be paid on a pay-as-you-go basis.

[2]	Pursuant to Instruction 2.A(iii)(c) of Item 16(b) of Form S-3, this information is not required to be included. An indeterminate aggregate initial offering price or number or amount of the securities of each identified class is being registered as may from time to time be offered under this registration statement at indeterminate prices, along with an indeterminate number or amount of securities that may be issued upon exercise, settlement, exchange or conversion of securities offered or sold under this registration statement. Pursuant to Rule 416 under the Securities Act of 1933, as amended (the "Securities Act"), this registration statement also covers any additional securities that may be offered or issued in connection with any stock split, stock dividend or pursuant to anti-dilution provisions of any of the securities. Separate consideration may or may not be received for securities that are issuable upon conversion, exercise or exchange of other securities. In accordance with Rules 456(b) and 457(r) under the Securities Act, the registrant is deferring payment of all registration fees other than the registration fee due in connection with $200,000,000 of shares of common stock that may be issued and sold from time to time under the sales agreement prospectus included in this registration statement. Any subsequent registration fees will be paid on a pay-as-you-go basis.

[3]	Pursuant to Instruction 2.A(iii)(c) of Item 16(b) of Form S-3, this information is not required to be included. An indeterminate aggregate initial offering price or number or amount of the securities of each identified class is being registered as may from time to time be offered under this registration statement at indeterminate prices, along with an indeterminate number or amount of securities that may be issued upon exercise, settlement, exchange or conversion of securities offered or sold under this registration statement. Pursuant to Rule 416 under the Securities Act of 1933, as amended (the "Securities Act"), this registration statement also covers any additional securities that may be offered or issued in connection with any stock split, stock dividend or pursuant to anti-dilution provisions of any of the securities. Separate consideration may or may not be received for securities that are issuable upon conversion, exercise or exchange of other securities. In accordance with Rules 456(b) and 457(r) under the Securities Act, the registrant is deferring payment of all registration fees other than the registration fee due in connection with $200,000,000 of shares of common stock that may be issued and sold from time to time under the sales agreement prospectus included in this registration statement. Any subsequent registration fees will be paid on a pay-as-you-go basis.

[4]	(a) Pursuant to Instruction 2.A(iii)(c) of Item 16(b) of Form S-3, this information is not required to be included. An indeterminate aggregate initial offering price or number or amount of the securities of each identified class is being registered as may from time to time be offered under this registration statement at indeterminate prices, along with an indeterminate number or amount of securities that may be issued upon exercise, settlement, exchange or conversion of securities offered or sold under this registration statement. Pursuant to Rule 416 under the Securities Act of 1933, as amended (the "Securities Act"), this registration statement also covers any additional securities that may be offered or issued in connection with any stock split, stock dividend or pursuant to anti-dilution provisions of any of the securities. Separate consideration may or may not be received for securities that are issuable upon conversion, exercise or exchange of other securities. In accordance with Rules 456(b) and 457(r) under the Securities Act, the registrant is deferring payment of all registration fees other than the registration fee due in connection with $200,000,000 of shares of common stock that may be issued and sold from time to time under the sales agreement prospectus included in this registration statement. Any subsequent registration fees will be paid on a pay-as-you-go basis. (b) Units may be issued under a unit agreement and will represent an interest in one or more securities registered under this registration statement including shares of common stock or preferred stock, debt securities or warrants, in any combination, which may or may not be separable from one another.

[5]	Pursuant to Instruction 2.A(iii)(c) of Item 16(b) of Form S-3, this information is not required to be included. An indeterminate aggregate initial offering price or number or amount of the securities of each identified class is being registered as may from time to time be offered under this registration statement at indeterminate prices, along with an indeterminate number or amount of securities that may be issued upon exercise, settlement, exchange or conversion of securities offered or sold under this registration statement. Pursuant to Rule 416 under the Securities Act of 1933, as amended (the "Securities Act"), this registration statement also covers any additional securities that may be offered or issued in connection with any stock split, stock dividend or pursuant to anti-dilution provisions of any of the securities. Separate consideration may or may not be received for securities that are issuable upon conversion, exercise or exchange of other securities. In accordance with Rules 456(b) and 457(r) under the Securities Act, the registrant is deferring payment of all registration fees other than the registration fee due in connection with $200,000,000 of shares of common stock that may be issued and sold from time to time under the sales agreement prospectus included in this registration statement. Any subsequent registration fees will be paid on a pay-as-you-go basis.

Table 2: Fee Offset Claims and Sources	☐Not Applicable
		Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rules 457(b) and 0-11(a)(2)
Fee Offset Claims
Fee Offset Sources
Rule 457(p)
Fee Offset Claims	1	Trevi Therapeutics, Inc.	S-3	333-273030	06/29/2023		$ 2,243.56	Unallocated (Universal) Shelf	Unallocated (Universal Shelf)	0	$ 20,359,070.00
Fee Offset Sources	2	Trevi Therapeutics, Inc.	S-3	333-273030		06/29/2023						$ 2,243.56
Rule 457(p) Statement of Withdrawal, Termination, or Completion:
[1]	All offerings of the unsold securities associated with the claimed fee offset pursuant to Rule 457(p) have been completed or terminated.

Offset Note
[2]	Pursuant to Rule 457(p) under the Securities Act, the registration fee applicable to the $200,000,000 of securities of the registrant being registered hereby in the amount of $27,620.00 is offset by $2,243.56, which represents the registration fee previously paid with respect to $20,359,070 of unsold securities under the registrant's Registration Statement on Form S-3 (File No. 333-273030) that was filed with the Securities and Exchange Commission (the "SEC") on June 29, 2023, as amended by Amendment No. 1 thereto that was filed with the SEC on August 11, 2023, which was declared effective by the SEC on August 15, 2023, resulting in a net registration fee due of $25,376.44. All offerings of the unsold securities associated with the claimed fee offset pursuant to Rule 457(p) have been completed or terminated.

Table 3: Combined Prospectuses	☑Not Applicable
	Security Type	Security Class Title	Amount of Securities Previously Registered	Maximum Aggregate Offering Price of Securities Previously Registered	Form Type	File Number	Initial Effective Date
N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A